Exhibit 24.1
POWER OF ATTORNEY
     I, the undersigned Director of CA, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint AMY FLIEGELMAN OLLI and C.H.R. DUPREE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the CA, Inc. 2011 Incentive Plan.

Signature	Title	Date

/s/ Raymond J. Bromark	Director	August 3, 2011
Raymond J. Bromark
/s/ Gary J. Fernandes	Director	August 3, 2011
Gary J. Fernandes
/s/ Rohit Kapoor	Director	August 3, 2011
Rohit Kapoor
/s/ Kay Koplovitz	Director	August 3, 2011
Kay Koplovitz
/s/ Christopher B. Lofgren	Director	August 3, 2011
Christopher B. Lofgren
/s/ William E. McCracken	Director	August 3, 2011
William E. McCracken
/s/ Richard Sulpizio	Director	August 3, 2011
Richard Sulpizio
/s/ Laura S. Unger	Director	August 3, 2011
Laura S. Unger
/s/ Arthur F. Weinbach	Director	August 3, 2011
Arthur F. Weinbach
/s/ Renato (Ron) Zambonini	Director	August 3, 2011
Renato (Ron) Zambonini